EXHIBIT 31.1

CERTIFICATION

I, James Tu, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Energy Focus, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ James Tu
James Tu
Chairman, Chief Executive Officer and President and interim Chief Financial Officer
Date: April 30, 2019